Exhibit 10.1

IIOT-OXYS, Inc.
attn: Cliff Emmons

705 Cambridge Street
Cambridge, MA 02141

Re:       Finder’s Fee Agreement

Dear Cliff Emmons:

As you know, IIOT-OXYS, Inc. (the “Issuer”), has expressed an interest in obtaining private equity or debt capital for various purposes. This letter agreement (“Agreement”) sets forth the terms and conditions upon which J.H. Darbie & Co., Inc. (“Darbie”), will introduce the Issuer to third-party investors (each, an “Introduced Party”).

1.	Nature of Agreement and Services.

(a)              Promptly upon execution of this Agreement by the Issuer, Darbie will use its best efforts to initiate an introductory meeting between principals of the Introduced Party and the Issuer to discuss a possible Transaction (as defined herein). The Issuer understands that Darbie is not guaranteeing that a Transaction will be consummated, is not offering to purchase any securities of the Issuer, and is not obligated to provide any additional services beyond the scope of this Agreement.

(b)              Issuer is not at the time of this Agreement a customer, affiliate, or representative of Darbie.

(c)              Darbie is not providing any recommendation to the Issuer in connection with any possible Transaction.

(d)              Darbie has not provided any investment banking, advisory, or analytic services to the Issuer, including underwriting or placement agent services, either as principal or agent, in connection with the offer or sale of any securities of the Issuer.

(e)              Darbie is not and will not be a party to any contract entered into between the Issuer and any Introduced Party.

(f)              Darbie will not participate in any way in fulfilling any obligations to any Introduced Party undertaken by the Issuer, including services relating to the offer or sale of securities, such as: (i) performing any independent analysis of the offer or sale of securities; (ii) engaging in any due diligence activities; (iii) assisting in or providing financing for such purchases; (iv) providing any advice relating to the valuation of or the financial advisability of such an investment; (v) advising or providing information regarding the suitability of any investment for any person; or (vi) handling any funds or securities.

2.	Term.

(a)       This Agreement will remain in effect for a period of 60 days from its date (the “Term”). Darbie will have the right to terminate this Agreement upon five days’ prior written notice to the Issuer. The Issuer will not have the right to terminate this Agreement unless there has been a breach by Darbie of a material term of this Agreement, and the Issuer has provided Darbie with written notice of such breach; provided, however, Darbie will have the right to cure such breach within 10 days of the date of the notice sent by the Issuer. Notwithstanding termination of this Agreement, Darbie will be entitled to receive compensation under section 3 in the event the Issuer and an Introduced Party consummate a Transaction (as defined herein) at any time during the period commencing on the date hereof and ending 12 months from the date of introduction of the Introduced Party to the Issuer. Sections 2, 3, 6, 8, and 11 will survive termination of this Agreement.

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(b)       If: (i) during the 12 months following termination or expiration of this Agreement, any Introduced Party purchases equity or debt securities from the Issuer other than through an underwritten public offering; or (ii) during the Term, an Introduced Party enters into an agreement to purchase securities from the Issuer, which is consummated at any time thereafter; each of the foregoing, a “Transaction,” the Issuer will pay Darbie, upon the receipt of the purchase price for the securities or the close of the Transaction, a Finder’s Fee in the amount that would otherwise have been payable to Darbie in accordance with this Agreement had such Transaction occurred during the Term.

3.	Finder’s Fee and Expenses.

(a)              In consideration of the foregoing, upon consummation of the closing regarding a financing on behalf of the Issuer, directly or through a structured Transaction, Darbie will be entitled to receive a finder fee (“Finder’s Fee”) in cash equal to two percent (2%) of the gross proceeds of an equity/convertible debt transaction and two percent (2%) of the gross proceeds of a debt transaction received by the Issuer within three business days from the closing date. The Issuer and the Introduced Party will not be obligated to pay Darbie if the Issuer does not receive the Transaction Proceeds for any reason whatsoever.

(b)              The Finder’s Fee will be paid in cash and will be payable whether or not the Transaction involves equity or debt securities, or a combination of equity and debt securities and cash, or is made on the installment-sale basis. The Finder’s Fee will be deducted from the Transaction Proceeds by the Introduced Party, and the Introduced Party will remit the Finder’s Fee directly to Darbie on Issuer’s behalf. For purposes of this Agreement “Transaction Proceeds” will mean the fair market value of all cash and securities received by the Issuer from the Introduced Party, including a debt repayment or debt assumption, all determined in accordance with generally accepted accounting principles. Notwithstanding the foregoing, in the event that the Transaction Proceeds are received by the Issuer in installments, the compensation payable to Darbie hereunder will be due and payable upon receipt by the Issuer of each installment in the same manner described earlier in this section.

(c)              Darbie will be solely liable for the payment of any taxes imposed or arising out of any Finder’s Fee received by it under this Agreement.

(d)              Issuer agrees to not circumvent Darbie by entering into business relations with any Introduced Party without providing payment of the agreed upon Finder’s Fee as stated in this Agreement.

(e)              Issuer and Darbie will each pay its own expenses arising out of or relating to this Agreement.

4.              Preexisting Relationship. In the event Issuer has prior evidentiary communication with an Introduced party, the Issuer will notify Darbie of such a relationship and, upon written request, provide documentation of the Issuer’s prior communication with an Introduced Party. Communication will include phone or e-mail contact or written representations by both Issuer and an Introduced Party of a preexisting relationship. For purposes of this paragraph, email communication is deemed acceptable. If the Issuer provides satisfactory evidence that it had a preexisting relationship with any Introduced Party, that party will no longer be considered an Introduced Party and any transaction between that party and the Issuer will not be subject to the Finder’s Fee. Exhibit A identifies parties with whom the parties hereto recognize the Issuer has a preexisting relationship with but will be subject to the Finder’s Fee.

5.               Darbie’s Representations and Warranties. Darbie, a registered broker-dealer, represents and warrants that: (a) it is not prohibited by any legal, contractual, fiduciary, or other obligation from receiving a Finder’s Fee; (ii) it has the full legal authority and capacity to sign this Agreement; (iii) it is acting merely as a finder and will not provide investment banking or related services to Issuer or any potential Introduced Parties; and (iv) no other person or entity is entitled to or has any claim to the Finder’s Fee or any portion thereof. Darbie agrees to notify the Issuer promptly if any of the foregoing representations ceases to be true.

6.               Confidential Information. Darbie will hold in confidence, for a period of two years from the date hereof, any confidential information that the Issuer may provide to it pursuant to this Agreement unless the Issuer gives Darbie permission in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, Darbie will not be required to maintain confidentiality for information: (a) that is or becomes part of the public domain through no fault or action of Darbie; (b) of which it had independent knowledge prior to disclosure to it by the Issuer; (c) that comes into Darbie’s possession in the normal and routine course of its own business from and through independent, nonconfidential sources; or (d) that is required to be disclosed by Darbie by governmental or security regulatory requirements. If Darbie is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Issuer, or the existence of other negotiations in the course of its dealings with the Issuer or its representatives, Darbie will, unless prohibited by law, promptly notify the Issuer of such a request so that the Issuer may seek an appropriate protective order.

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7.               Independent Contractor. Nothing in this Agreement will constitute a business combination, joint venture, partnership, or employment relationship between the Issuer and Darbie. Darbie acknowledges and agrees that it is merely and strictly acting as a finder, and not as an agent, employee, or representative of the Issuer, and has no authority to negotiate for or to bind the Issuer. This Agreement is not exclusive, and each party is free to enter into similar arrangements with third parties. Darbie agrees it will not make, publish, or distribute any advertisement or marketing material using the trademarks, logos, trade names or abbreviations thereof, or any other such identifying mark or name of the Issuer or its affiliates without the prior consent of the Issuer.

8.               Indemnification. Each party hereto agrees to indemnify and hold harmless the other party and its officers, directors, employees, agents, representatives, and controlling persons (and the officers, directors, employees, agents, representatives, and controlling persons of each of them) (as such are defined in Section 20 of the Securities Exchange Act of 1934, as amended), from and against any and all losses, claims, damages, liabilities, costs, and expenses (and all actions, suits, proceedings, or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including the cost of investigating, preparing, or defending any such action, suit, proceeding or claim, whether or not inconnection with any action, suit, proceeding, or claim in which Darbie or the Issuer is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon, or arising out of Darbie’s service pursuant to this Agreement, including any suit based upon the terms and conditions of a Transaction or information, representations, or warranties provided by the Issuer to a Transaction party by the Issuer. The Issuer further agrees that Darbie will incur no liability to the Issuer for any acts or omissions by Darbie arising out of or relating to this Agreement or Darbie’s performance or failure to perform any services under this Agreement, except for: (a) Darbie’s intentional or willful misconduct; or (b) information regarding Darbie that is provided by Darbie to the Issuer or to a Transaction party. Further, in no event will Darbie be liable to the Issuer or to any third party or Transaction party for an amount in excess of the cash compensation received pursuant to section 3 hereof. This section 8 will survive the termination of this Agreement. Notwithstanding the foregoing, no party otherwise entitled to indemnification will be entitled thereto to the extent such party has been determined to have acted in a manner that has been deemed as gross negligence or willful misconduct regarding the matter for which indemnification is sought herein.

9.               Notices. Any notice, demand, request, or other communication permitted or required under this Agreement will be in writing and will be deemed to have been given as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; and one day after the date so sent, if delivered by overnight courier service; addressed as follows:

If to the Issuer:	IIOT-OXYS, Inc.
attn: Cliff Emmons
705 Cambridge Street
Cambridge, MA 02141
Email: Cliff.Emmons@oxyscorp.com

If to Darbie, to:	J H Darbie & Co., Inc.
40 Wall Street
New York, NY 10005
Email: ib@jhdarbie.com

Notwithstanding the foregoing, service of legal process or other similar communications will not be given by electronic mail and will not be deemed duly given under this Agreement if delivered by such means. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

10.             Successors and Assigns. No party will assign its rights, duties, and obligations under this Agreement without the written consent of the other party, which will not be unreasonably withheld, except as otherwise specifically contemplated in this Agreement. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their permitted successors and assigns.

11.             Governing Law and Enforcement. This Agreement will be governed by and construed under and in accordance with the laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether the state of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of New York. All matters involving the Issuer and Darbie, whether arising under this Agreement or otherwise will be heard and determined by mediation or arbitration in the manner provided herein.

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12.             Entire Agreement. This Agreement incorporates and includes all prior negotiations, correspondence, conversations, agreements, or understandings applicable to the matters contained herein, and the parties agree that there are no commitments, agreements, or understandings concerning the subject matter of this Agreement that are not contained in this document. The parties acknowledge that, in deciding to enter into this Agreement, they have not relied upon any statements, promises, or representations, written or oral, express or implied, other than those set forth in this Agreement. Accordingly, it is agreed that no deviation from the terms hereof will be predicated upon any prior representations or agreements, whether oral or written. The parties acknowledge that they have negotiated this Agreement at arm’s-length with adequate representation on an equal basis, and the filing of a suit challenging the negotiated terms of this Agreement by either party will be deemed a default and this Agreement will be terminated as provided herein.

13.         Amendment. Any amendment, modification, or waiver of the terms of this Agreement must be executed in writing by both parties.

14.           Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable, or unenforceable under any applicable law, such void, voidable, or unenforceable provision will not affect or invalidate any other provision of this Agreement, which will continue to govern the relative rights and duties of the parties as though the void, voidable, or unenforceable provision was not a part hereof. In addition, it is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.

15.           Warranty of Authority. Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter in this Agreement and bind such party hereto.

16.           Counterpart Signatures. This Agreement may be executed in any number of counterparts (and any counterpart may be executed by original, portable document format (pdf), or facsimile signature), each of which when executed and delivered will be deemed an original, but all of which will constitute one and the same instrument.

If the foregoing is acceptable to you, please so indicate by signing in the space provided below and returning a signed copy of this Agreement to us for our records.

Sincerely, J H DARBIE & CO., INC. Xavier Vicuña Vice President

Agreed to and accepted this 18th day of May, 2020.

Issuer:	IIOT-OXYS, Inc.
By:	/s/ Clifford Emmons
Name:	Clifford Emmons
Title:	CEO

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Exhibit A

to JH Darbie Finder’s Agreement: Carveout List
(updated as of 18th of May 2020)

1.       Crown Bridge Partners, LLC, a New York limited liability company

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